Exhibit 99.1

March 6, 2013
Sionix Announces appointment of Dr. Rex Crick as Chief Operating Officer

LOS ANGELES, CA -- (Marketwire) -- 03/06/13 -- Sionix Corporation (OTCQB: SINX) announced today that it has hired Dr. Rex Crick as its Chief Operating Officer.

"We are pleased to add Rex Crick to our operations and management team", said Ken Calligar, Interim CEO.  "We believe that his operating management experience as well as his academic, research, and consulting credentials make Rex an excellent fit for Sionix as we increase our commitment to applying Sionix’ proprietary technology to treating fracking brine for the oil and gas industry", he added.

Dr. Crick recently acted as a consultant at Sionix’ frack water treatment project in the Williston Basin of North Dakota where his experience and leadership have provided important contributions.

Dr. Crick served as Chief Executive Officer of Recycle Technologies International, Inc., a manufacturer of recycled structural products, and he is currently Professor Emeritus at The University of Texas at Arlington, a position he has held since 2008. Previously Dr. Crick was Professor of Geology and Paleontology from 1987 through 2008. Rex has 30 years of hands-on field experience with subsurface basins and shale reservoirs, experience that is difficult to duplicate and important to Sionix as it seeks to work closely with the oil and gas industry to deliver its environmentally responsible water treatment technologies.

Dr. Crick’s areas of technical expertise include petroleum geology, hydrology, recycling, manufacturing process design, and the interpretation of reservoirs and source shales including the Anadarko reservoirs and the Woodford, Fayetteville, Marcellus, and Chattanooga Shales.  He has published and lectured extensively and has consulted for major oil producers including Mobil, ARCO, BP, Marathon, and Exxon/Mobil.  Dr. Crick also served our country in the U.S. Navy.

About Sionix Corporation Sionix designs innovative and advanced water treatment systems intended for use in energy, government facilities, healthcare facilities, and emergency water supplies during natural disasters, housing development projects, and various industrial processes including subterranean fracturing used in oil and gas drilling. These systems can be located adjacent to contaminated water sites or as a pre-treatment for reverse osmosis and other membrane applications. Industries involved in dairy, agribusiness, meat processing, mining, poultry operations, and many others can benefit from Sionix' cost-effective, easily maintained, water treatment systems. For more information about the company, go to www.sionix.com.

Forward-Looking Statements All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include, but are not limited to, whether Sionix Corporation can raise capital as and when it needs to, whether the water purification systems will generate significant sales, whether it can compete successfully in its market and industry, and other factors beyond the control of Sionix Corporation, including those detailed from time to time in the reports filed with the Securities and Exchange Commission. Sionix Corporation assumes no obligation and does not intend to update these forward-looking statements.

Company Contact:
Kenneth Calligar
Interim Chief Executive Officer
kcalligar@sionix.com